UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CRISPR THERAPEUTICS AG

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CRISPR Therapeutics AG

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be held on June 11, 2019

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report, go to www.proxydocs.com/CRSP. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our Annual Meeting and need YOUR participation.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s annual meeting, please make this request on or before May 18, 2019.

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CRISPR Therapeutics AG Notice of Annual General Meeting of Shareholders
Date:	Tuesday, June 11, 2019
Time:	8:00 a.m. Central European Summer Time (2:00 a.m. Eastern Daylight Time)
Place:	VISCHER AG, Schützengasse 1, Postfach 5090, 8001, Zurich, Switzerland
Board of Directors Recommends a Vote FOR proposals 1 through 17. See Proposals on the reverse side of this notice.

Vote In-Person Instructions: While we encourage shareholders to vote by the means indicated above, a shareholder is entitled to vote in person at the Annual General Meeting. If you wish to vote your shares at the Annual General Meeting, please register with the Inspector of Elections at the desk marked “Shareholder Registration” at the entrance to receive a ballot. Proper photo ID is required. Ballots should be returned to the Inspector of Elections in order to be counted. Additionally, a shareholder who has submitted a proxy before the meeting, may revoke that proxy in person at the Annual General Meeting.

A	PROPOSALS

1.	The approval of the annual report, the consolidated financial statements and the statutory financial statements of the Company for the year ended December 31, 2018.

The Board of Directors proposes to approve the annual report, the consolidated financial statements and the statutory financial statements of the Company for the year ended December 31, 2018 and to take note of the reports of the auditors. Copies of these documents are available for download at www.proxydocs.com/CRSP.

2.	The approval of the appropriation of financial results.

The Board of Directors proposes to carry forward the net loss resulting from the appropriation of financial results as follows:

Proposed Appropriation of Net Loss: in Swiss Francs (“CHF”)
Balance brought forward from previous years	CHF	(105,651,394)
Net loss for the period (on a stand-alone unconsolidated basis):	CHF	(164,388,450)
Total accumulated net loss:	CHF	(270,039,844)
Resolution proposed by the Board of Directors:
- RESOLVED, that the net loss for the period of CHF 164,388,450 shall be carried forward.

3.	The discharge of the members of the Board of Directors and Executive Committee.

The Board of Directors proposes that the members of the Board of Directors and the Executive Committee of the Company be discharged from personal liability for the business year ended December 31, 2018.

4.	The election and re-election of the members to the Board of Directors.

The Board of Directors proposes that Rodger Novak, M.D. be re-elected as member of the Board of Directors and Chairman of the Board of Directors and that each of Samarth Kulkarni, Ph.D., Bradley Bolzon, Ph.D., Ali Behbahani, M.D., Pablo Cagnoni, M.D., Simeon J. George, M.D., John T. Greene and Katherine A. High, M.D. be elected or re-elected, as appropriate, as directors, each for a term extending until completion of the 2020 annual general meeting of shareholders.

4.a Re-election of Rodger Novak, M.D., as member and Chairman

4.b Re- election of Samarth Kulkarni, Ph.D.

4.c Re-election of Ali Behbahani, M.D.

4.d Re-election of Bradley Bolzon, Ph.D.

4.e Re-election of Pablo Cagnoni, M.D.

4.f Re-election of Simeon J. George, M.D.

4.g Election of John T. Greene

4.h Election of Katherine A. High, M.D.

5. The election and re-election of the members of the Compensation Committee.

The Board of Directors proposes to elect or re-elect, as appropriate, each of Simeon J. George, M.D., Pablo Cagnoni, M.D., and John T. Greene as members of the Compensation Committee of the Board of Directors, each for a term extending until completion of the 2020 annual general meeting of the shareholders.

5.a Re-election of Simeon J. George, M.D.

5.b Re-election of Pablo Cagnoni, M.D.

5.c Election of John T. Greene

6. The approval of the compensation for the Board of Directors and the Executive Committee.

The Board of Directors proposes to hold the following separate votes on the non-performance-related and the variable compensation of the Board of Directors and the Executive Committee:

6.a Binding vote on total non-performance-related compensation for members of the Board of Directors from the 2019 Annual General Meeting to the 2020 annual general meeting of shareholders.

The Board of Directors proposes that shareholders approve the total maximum amount of non-performance-related compensation for the members of the Board of Directors covering the period from the 2019 Annual General Meeting to the 2020 annual general meeting of shareholders, i.e., USD $350,000 (cash base compensation plus social security costs).

6.b Binding vote on equity for members of the Board of Directors from the 2019 Annual General Meeting to the 2020 annual general meeting of shareholders.

The Board of Directors proposes that shareholders approve the maximum grant of equity or equity linked instruments for the members of the Board of Directors covering the period from the 2019 Annual General Meeting to the 2020 annual general meeting of shareholders with maximum value of USD $5,950,000 (equity grant date value plus social security costs).

6.c Binding vote on total non-performance-related compensation for members of the Executive Committee from July 1, 2019 to June 30, 2020.

The Board of Directors proposes that shareholders approve the total maximum amount of non-performance-related cash compensation for the members of the Executive Committee covering the period from July 1, 2019 to June 30, 2020, i.e., USD $3,050,000 (cash base compensation plus social security costs).

6.d Binding vote on total variable compensation for members of the Executive Committee for the current year ending December 31, 2019.

The Board of Directors proposes that shareholders approve the total maximum amount of variable compensation for the members of the Executive Committee for the current year ending December 31, 2019, i.e., USD $1,950,000 (cash compensation plus social security costs).

6.e Binding vote on equity for members of the Executive Committee from the 2019 Annual General Meeting to the 2020 annual general meeting of shareholders.

The Board of Directors proposes that shareholders approve the maximum of equity or equity linked instruments for the members of the Executive Committee covering the period from the 2019 Annual General Meeting of shareholders to the 2020 annual general meeting of shareholders with maximum value of USD $48,150,000 (equity grant date value plus social security costs).

7.   Non-binding advisory vote to approve the compensation paid to the Company’s named executive officers under U.S. securities law requirements.

The Board of Directors proposes that shareholders approve an advisory resolution approving the compensation of the Company’s named executive officers, as disclosed in this proxy statement for the 2019 Annual General Meeting of shareholders pursuant to the executive compensation disclosure rules promulgated by the Securities and Exchange Commission.

8.   Non-binding advisory vote on the frequency of future shareholder advisory votes on the compensation paid to the Company’s named executive officers under U.S. securities law requirements.

The Board of Directors proposes that shareholders be provided with an advisory vote on the compensation of the Company’s named executive officers every three years.

9.   The approval of an increase in the Conditional Share Capital for Employee Benefit Plans.

The Board of Directors proposes to increase the Company’s conditional share capital for employee benefit plans by CHF 120,000 to CHF 587’378.88 for the issuance of up to 19’579’296 Common Shares and amend art. 3c para. 1 of the Articles of Association as set forth in the Proxy Statement.

10. The approval of an Amendment to the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan.

The Board of Directors proposes to amend the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan (the “2018 Plan”) to (a) increase the total number of common shares which may be issued pursuant to the 2018 Plan by 4,000,000 common shares, increasing the total number of common shares issuable under the 2018 Plan to 8,000,000 common shares, plus the number of shares that were available for issuance under the CRISPR Therapeutics AG Amended and Restated 2016 Stock Option and Incentive Plan (the “2016 Plan”) on the original effective date of the 2018 Plan, plus any common shares underlying any awards that are forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without any issuance of common shares, expired or are otherwise terminated, other than by exercise, under the 2018 Plan, the 2016 Plan and the CRISPR Therapeutics AG 2015 Stock Option and Grant Plan; and (b) increase the number of shares that may be issued under the 2018 Plan in the form of incentive stock options by 4,000,000 common shares.

11. The approval of amending and restating art. 3a of the Articles of Association. The Board of Directors proposes to increase the authorized share capital to up to 26,134,003 shares, to extend the date by which the Board of Directors may increase the authorized share capital to June 10, 2021, and to amend and restate art. 3a of the Articles of Association in its entirety as set forth in the Proxy Statement.

12. The approval of amending and restating art. 4 of the Articles of Association.

The Board of Directors proposes to amend and restate art. 4 of the Articles of Association to, among other things, limit the registration or a person or entity in the share register which voting rights to 5% of the Company’s registered share capital, and to amend and restate art. 4 of the Articles of Association in its entirety as set forth in the Proxy Statement.

13. The approval of amending and restating art. 16 of the Articles of Association.

The Board of Directors proposes to amend and restate art. 16 of the Articles of Association to limit the accumulated voting rights of any person or entity to 15% of the Company’s registered share capital, and to amend and restate art. 16 of the Articles of Association in its entirety as set forth in the Proxy Statement.

14. The approval of amending and restating art. 17 of the Articles of Association.

The Board of Directors proposes to amend and restate art. 17 of the Articles of Association to provide that the removal of a member of the Board of Directors and the increase in the maximum number of members of the Board of Directors requires the approval at least two thirds of represented shares present or voting, and to amend and restate art. 16 of the Articles of Association in its entirety as set forth in the Proxy Statement.

15. The approval of amending and restating art. 41 of the Articles of Association.

The Board of Directors proposes to amend and restate art. 41 of the Articles of Association to, among other things, allow the Board of Directors to determine the appropriate vesting period for equity awards granted to the Board of Directors and the Executive Committee, and amend and restate art. 41 of the Articles of Association as set forth in the Proxy Statement.

16. The re-election of the independent voting rights representative.

The Board of Directors proposes the re-election of lic. iur. Marius Meier, Attorney at Law, Lautengartenstrasse 7, CH-4052 Basel, as the independent voting rights representative until the closing of the 2020 annual general meeting of shareholders.

17. The election of the auditors.

The Board of Directors proposes to elect Ernst & Young AG as the Company’s statutory auditor for the term of office of one year and the election of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.